Exhibit 10.4

STOCKHOLDERS AGREEMENT OF

FLUENCE ENERGY, INC.

This STOCKHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of October 27, 2021, by and among (i) Fluence Energy, Inc., a Delaware corporation (the “Corporation”); (ii) AES Grid Stability, LLC (“AES”), a limited liability company duly organized and validly existing under the laws of Delaware; (iii) Siemens Industry, Inc. (“Siemens”), a corporation duly organized and validly existing under the laws of Delaware, (iv) Qatar Holding LLC, a Qatar Financial Centre entity (“QIA”), and (v) any other Person who becomes a party hereto pursuant to Section 11 (each a “Stockholder” and, collectively, the “Stockholders”). Certain terms used in this Agreement are defined in Section 7.

RECITALS

WHEREAS, each of Fluence Energy, Inc., AES and Siemens owns, directly or indirectly, outstanding membership interests in Fluence Energy, LLC, a Delaware limited liability company (“Fluence LLC”), which membership interests constitute and are defined as “Common Units” pursuant to the Third Amended and Restated Limited Liability Company Agreement of Fluence LLC, dated as of October 27, 2021, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement” and such membership interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of the shares of Class A common stock, par value $0.00001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and Fluence LLC, dated as of October 27, 2021 (the “Common Unit Subscription Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member, of Fluence LLC;

WHEREAS, in connection with, and prior to, the issuance of Class A Common Stock of the Corporation to the underwriters in its initial public offering, it is anticipated that (a) AES, Siemens and the Corporation will enter into a series of related transactions pursuant to which AES and Siemens will become holders of the Corporation’s Class B-1 Common Stock, par value $0.00001 per share (together with any Class B-2 Common Stock, the “Class B Stock”) and (b) QIA shall, through the recapitalization of Fluence LLC contemplated by the LLC Agreement and certain related transactions, become a holder of shares of Class A Common Stock;

WHEREAS, immediately following the issuance of Class A Common Stock of the Corporation to the underwriters in its initial public offering, AES (together with its Permitted Transferees, in such capacity, the “AES Related Parties”) will be the record holder of shares of Class B Stock;

WHEREAS, immediately following the issuance of Class A Common Stock of the Corporation to the underwriters in its initial public offering, Siemens (and together with its Permitted Transferees, in such capacity, the “Siemens Related Parties”) will be the record holders of shares of Class B Stock;

WHEREAS, immediately following the issuance of Class A Common Stock of the Corporation to the underwriters in its initial public offering, QIA (and together with its Permitted Transferees, in such capacity, the “QIA Related Parties”) will be the record holders of shares of Class A Common Stock; and

WHEREAS, in order to induce AES and Siemens (x) to approve the sale and issuance of Common Units by Fluence LLC to the Corporation and the appointment of the Corporation as the sole managing member of Fluence LLC in connection with the IPO and (y) to take certain other actions as shall be necessary to effectuate the transactions contemplated by the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, AES, Siemens and QIA agree as follows:

AGREEMENT

Section 1.               Election of the Board of Directors.

(a)            Subject to this Section 1(a), the AES Related Parties shall be entitled to designate for nomination by the Board up to three (3) Directors from time to time (any Director designated by the AES Related Parties, a “AES Director”). The right of the AES Related Parties to designate for nomination the AES Directors as set forth in this Section 1(a) shall be subject to the following: (i) if at any time the AES Related Parties Beneficially Own, directly or indirectly, in the aggregate twenty percent (20%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the AES Related Parties shall be entitled to designate for nomination three (3) AES Directors, (ii) if at any time the AES Related Parties Beneficially Own, directly or indirectly, in the aggregate less than twenty percent (20%) but at least ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the AES Related Parties shall only be entitled to designate for nomination two (2) AES Directors, and (iii) if at any time the AES Related Parties Beneficially Own, directly or indirectly, in the aggregate less than ten percent (10%) but at least five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the AES Related Parties shall only be entitled to designate for nomination one (1) AES Director. The AES Related Parties shall not be entitled to designate for nomination any AES Directors in accordance with this Section 1(a) if at any time the AES Related Parties Beneficially Own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(b)            Subject to this Section 1(b), the Siemens Related Parties shall be entitled to designate for nomination by the Board up to three (3) Directors from time to time (any Director designated by the Siemens Related Parties, a “Siemens Director”). The right of the Siemens Related Parties to designate for nomination the Siemens Directors as set forth in this Section 1(b) shall be subject to the following: (i) if at any time the Siemens Related Parties Beneficially Own, directly or indirectly, in the aggregate twenty percent (20%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the Siemens Related Parties shall be entitled to designate for nomination three (3) Siemens Directors, (ii) if at any time the Siemens Related Parties Beneficially Own, directly or indirectly, in the aggregate less than twenty percent (20%) but at least ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the Siemens Related Parties shall only be entitled to designate for nomination two (2) Siemens Directors and (iii) if at any time the Siemens Related Parties Beneficially Own, directly or indirectly, in the aggregate less than ten percent (10%) but at least five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the Siemens Related Parties shall only be entitled to designate for nomination one (1) Siemens Director. The Siemens Related Parties shall not be entitled to designate for nomination any Siemens Directors in accordance with this Section 1(b) if at any time the Siemens Related Parties Beneficially Own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(c)            Subject to this Section 1(c), the QIA Related Parties shall be entitled to designate for nomination by the Board one (1) Director from time to time (any Director designated by the QIA Related Parties, a “QIA Director”) if at any time the QIA Related Parties Beneficially Own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares). The QIA Related Parties shall not be entitled to designate for nomination a QIA Director in accordance with this Section 1(c) if at any time the QIA Related Parties Beneficially Own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(d)            Subject to Section 1(a), Section 1(b) and Section 1(c), as of the date hereof, each of AES, Siemens and QIA hereby agree to vote, or cause to be voted, all outstanding shares of Class A Common Stock and Class B Stock, as applicable, held by the AES Related Parties, Siemens Related Parties and QIA Related Parties as of the date hereof, at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or to take all Necessary Action to cause the election or removal of the AES Directors, Siemens Directors and QIA Director as a Director, as provided herein and to implement and enforce the provisions set forth in Section 3.

(e)            So long as the Corporation qualifies as a “controlled company” for purposes of Stock Exchange rules, the Corporation may elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Corporation ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, each Stockholder and the Corporation will take whatever Necessary Action may be reasonably necessary in relation to such party, if any, to cause the Corporation to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.

Section 2.               Vacancies and Replacements.

(a)            If the number of Directors that the AES Related Parties, Siemens Related Parties or the QIA Related Parties have the right to designate for nomination to the Board is decreased pursuant to Section 1(a), Section 1(b) or Section 1(c) (each such occurrence, a “Decrease in Designation Rights”), then:

(i)            unless a majority of Directors (with the affected party’s Board designees abstaining) agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the AES Related Parties, Siemens Related Parties or the QIA Related Parties, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of AES Directors that the AES Related Parties cease to have the right to designate for nomination to serve as a AES Director, (y) the appropriate number of Siemens Directors that the Siemens Related Parties cease to have the right to designate for nomination to serve as a Siemens Director or (y) the QIA Director that the QIA Related Parties cease to have the right to designate for nomination to serve as the QIA Director, respectively, to offer to tender his, her or their resignation(s), and each of such AES Directors, Siemens Directors or QIA Director so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that the AES Related Parties, Siemens Related Parties and/or the QIA Related Parties, as applicable, incurs a Decrease in Designation Rights. In the event any such AES Director, Siemens Director or QIA Director, as applicable, does not resign as a Director by such time as is required by the foregoing, the AES Related Parties, Siemens Related Parties and the QIA Related Parties, as holders of Class A Common Stock and Class B Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties, shall thereafter take all Necessary Action, including voting in accordance with Section 1(d), to cause the removal of such individual as a Director; and

(ii)           the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee (with the affected party’s Board designees abstaining), so long as it is established; provided, that the Board, upon the recommendation of the Nominating and Corporate Governance Committee (with the affected party’s Board designees abstaining), may decline to fill such vacancy or vacancies and elect instead to reduce the total number of Directors constituting the full Board correspondingly; provided in no event shall the total number of Directors constituting the full Board be fewer than nine (9).

(b)            Each of the AES Related Parties, Siemens Related Parties and the QIA Related Parties shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”). If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the AES Related Parties, Siemens Related Parties and the QIA Related Parties, as holders of Class A Common Stock and Class B Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(d) to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c)            Except with respect to a Decrease in Designation Rights subject to Section 2(a), each of the AES Related Parties, Siemens Related Parties and the QIA Related Parties, as applicable, shall have the exclusive right to designate for nomination a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1 whereupon the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties, shall take all Necessary Action to cause such designee to be elected or appointed by the Board to fill such vacancy.

Section 3.                Initial Directors and Corporate Governance.

(a)            Initial Directors. The initial AES Directors pursuant to Section 1(a) shall initially be Julian Nebreda, Lisa Krueger and John Shelton. The initial Siemens Directors pursuant to Section 1(b) shall initially be Axel Meier, Barbara Humpton and Emma Falck. The initial QIA Director pursuant to Section 1(c) shall initially be Simon James Smith. Herman Bulls shall serve as the initial Chairperson of the Board (as defined in the Bylaws) for the initial term, in accordance with this Agreement and the Bylaws, after which the Chairperson of the Board shall be determined in accordance with this Agreement and the Bylaws.

(b)            Nominating Committee. For so long as the AES Related Parties have the ability pursuant to Section 1(a) to designate for nomination at least one (1) Director, the AES Related Parties shall have, to the fullest extent permitted by applicable law, subject to the Stock Exchange rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate one (1) member of the Nominating and Corporate Governance Committee. For so long as the Siemens Related Parties have the ability pursuant to Section 1(b) to designate for nomination at least one (1) Director, the Siemens Related Parties shall have, to the fullest extent permitted by applicable law, subject to the Stock Exchange rules and in compliance with other applicable laws, rules and regulations, and subject to the requirements of the charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate one (1) member of the Nominating and Corporate Governance Committee.

(c)            Chief Executive Officer. Immediately following the consummation of the IPO, the Chief Executive Officer of the Corporation shall be Manuel Perez Dubuc.

(d)            Other Rights of AES Directors, Siemens Directors and QIA Directors.

(i)            Each AES Director, Siemens Director and QIA Director serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Corporation shall indemnify, exculpate, and reimburse fees and expenses of each AES Director, Siemens Director and QIA Director (including by entering into an indemnification agreement in a form substantially similar to the Corporation’s form director indemnification agreement) and provide each AES Director, Siemens Director and QIA Director with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the certificate of incorporation or bylaws of the Corporation, applicable law or otherwise.

(ii)           The AES Directors and Siemens Directors shall, each respectively, have the right to review and to approve the Corporation’s annual business plan and annual capital expenditure and operating budget (collectively, the “Budget”) prior to the implementation by the Corporation of the Budget. In the event that the Board of Directors fails to approve a Budget for any Fiscal Year prior to the first day of such Fiscal Year, (i) any items of the proposed Budget that have been approved will become operative, and (ii) the approved Budget for the immediately preceding Fiscal Year shall continue in effect after giving effect to any dispositions or other material changes to the business, subject to a fifteen percent (15%) year-over-year increase with respect to overhead and fixed costs.

Section 4.               Rights of the AES, Siemens and QIA Stockholders.

(a)            In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause Fluence LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they Beneficially Own, directly or indirectly, in the aggregate ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (ii) the Siemens Related Parties for as long as they Beneficially Own, directly or indirectly, in the aggregate ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(i)            any buyback, purchase, repurchase, redemption or other acquisition by the Corporation or Fluence LLC of any of the securities of the Corporation, Fluence LLC or any of their respective Subsidiaries, other than repurchases made pursuant to any incentive plan adopted by the Board and stockholders of the Corporation, or in connection with any redemption or exchange of Common Units as set forth in the LLC Agreement, or other than in connection with buybacks, purchases, repurchases, redemptions or other acquisitions by the Corporation or Fluence LLC of any of the securities of the Corporation, Fluence LLC or any of their respective Subsidiaries that are available to all equity holders of such entity pro rata to their then-existing equity holdings in such entity;

(ii)           the creation of a new class or series of capital stock or equity securities of the Corporation, Fluence LLC or any of their respective Subsidiaries; provided that this clause shall not prohibit Fluence LLC from causing any of its direct or indirect wholly-owned Subsidiaries from revising the capitalization of such direct or indirect wholly-owned Subsidiaries in the ordinary course of business and that such new class or series of equity securities is held by Fluence LLC or its wholly-owned Subsidiaries; or

(iii)          any issuance of additional shares of Class A Common Stock, Class B Stock, or other equity securities of the Corporation, Fluence LLC or any of their respective Subsidiaries after the date hereof, other than (1) any issuance of additional shares of Class A Common Stock or other equity securities of the Corporation or its Subsidiaries (i) under any stock option or other equity compensation plan of the Corporation or any of its Subsidiaries approved by the Board or the compensation committee of the Board or (ii) in connection with any redemption of Common Units as set forth in the LLC Agreement; or (2) any issuance of equity securities by the direct or indirect wholly-owned Subsidiaries of Fluence LLC to Fluence LLC or to other wholly-owned Subsidiaries of Fluence LLC.

Notwithstanding anything in the organizational documents of the Corporation to the contrary, each of (i) the Siemens Related Parties for as long as the Siemens Related Parties Beneficially Own, directly or indirectly, in the aggregate ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (ii) the AES Related Parties for as long as the AES Related Parties Beneficially Own, directly or indirectly, in the aggregate ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares), shall have the right to call a special meeting of stockholders of the Corporation for any purpose.

(b)           In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause Fluence LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they Beneficially Own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (ii) the Siemens Related Parties for as long as they Beneficially Own, directly or indirectly, in the aggregate of five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(i)             the appointment of the Company Representative under (and as defined in) the LLC Agreement, the making of any tax election outside the ordinary course of business, or any change or revocation of any material tax election, or any election to classify Fluence LLC or any Subsidiary thereof as a corporation for federal income tax purposes; or

(ii)           the (x) resignation, replacement or removal of the Corporation as the sole manager of Fluence LLC or (y) appointment of any additional Person as a manager of Fluence LLC.

(c)            In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause Fluence LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they Beneficially Own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares), (ii) the Siemens Related Parties for as long as they Beneficially Own, directly or indirectly, in the aggregate of five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (iii) the QIA Related Parties for as long as they Beneficially Own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares):

(i)            any increase or decrease of the size of the Board;

(ii)           the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, Fluence LLC or any of their respective Subsidiaries; or

(iii)          any amendment or modification of this Agreement or the organizational documents of the Corporation, Fluence LLC or any Subsidiary that would adversely modify the rights, preferences or privileges of any of AES, Siemens or QIA in a materially disproportionate manner to the non-affected stockholders among AES, Siemens or QIA.

(d)            Tag-Along Rights. If during the three (3) year period commencing on the date of this Agreement:

(i)            either the AES Related Parties or the Siemens Related Parties (each in such capacity, an “Initiating Stockholder”) (x) desires to Transfer (as defined in the LLC Agreement) to any Person (other than their respective Affiliates or to the Corporation) (a “Third Party”) one hundred percent (100%) of its shares of Class A Common Stock, if any, and Common Units (in the case of Common Units, together with the applicable shares of Class B Stock) and (y) such shares of Class A Common Stock and Common Units being sold to such Third Party (the “Subject Securities”) represent less than twenty percent (20%) of the aggregate issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), then (A) the Initiating Stockholder may sell such Subject Securities to the Third Party, (B) the Initiating Stockholder is not permitted to assign or transfer any of its rights under this Agreement to such Third Party and (C) the QIA Related Parties shall not have any right to participate in such sale to such Third Party pursuant to this Section 4(d)(i);

(ii)           either Initiating Stockholder desires to Transfer (as defined in the LLC Agreement) to a Third Party, one hundred percent (100%) of its Subject Securities and such Subject Securities represent twenty percent (20%) or more of the aggregate issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), then the Initiating Stockholder may, in its sole discretion, (1) elect to (x) Transfer its Subject Securities and (y) transfer or assign its rights under this Agreement to such Third Party, provided that in connection with such Transfer, such Initiating Stockholders shall provide the QIA Related Parties with the right to participate in the sale of such Subject Securities and sell one hundred percent (100%) of their shares of Class A Common Stock pursuant to Sections 4(d)(v), (vi) and (vii) (the rights of the QIA Related Parties to participate in any Transfer of Subject Securities under this Section 4(d) shall be referred to as the “Tag Along Rights”) or (2) Transfer the Subject Securities to the Third Party without transferring or assigning its rights under this Agreement, in which case the QIA Related Parties will not have any Tag Along Rights. In respect of clause (1) herein, the applicable Initiating Stockholder shall use its reasonable best efforts to cause the Third Party purchaser to acquire the applicable shares of Class A Common Stock of the QIA Related Parties pursuant to the terms of this Section 4(d); provided that, if such Third Party elects not to acquire such shares of Class A Common Stock of the QIA Related Parties, (A) the applicable Initiating Stockholder shall not be permitted to transfer or assign its rights under this Agreement to such Third Party and (B) the QIA Related Parties will not have any Tag Along Rights;

(iii)          both Initiating Stockholders desire collectively to Transfer (as defined in the LLC Agreement) to a Third Party a number of their Subject Securities representing (x) less than one hundred percent (100%) of such Initiating Stockholder’s Subject Securities and (y) thirty percent (30%) or greater of the aggregate issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), then (1) the Initiating Stockholders shall not be permitted to assign their rights under this Agreement to the Third Party, and (2) the QIA Related Parties shall have the Tag Along Rights with respect to a sale of a pro rata portion of their Class A Common in the sale of such Subject Securities pursuant to the terms of this Section 4(d);

(iv)          both Initiating Stockholders desire collectively to Transfer (as defined in the LLC Agreement) to a Third Party one hundred percent (100%) of their Subject Securities and such Subject Securities represent thirty percent (30%) or greater of the aggregate issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), then the Initiating Stockholders (x) may Transfer their collective Subject Securities to the Third Party and (y) may assign their respective rights under this Agreement to such Third Party and (z) shall provide the QIA Related Parties with the Tag Along Rights and the ability to participate in the sale of such Subject Securities and sell one hundred percent (100%) of their shares of Class A Common Stock pursuant to the terms of this Section 4(d);

(v)           Prior to any proposed sale of the Subject Securities by the Initiating Stockholders to a Third Party to which Tag Along Rights apply as set forth in Section 4(d)(ii) through Section 4(d)(iv), the applicable Initiating Stockholder shall provide the QIA Related Parties with a written notice (the “Tag Along Notice”), which shall include (i) the identity of the prospective purchaser (the “Prospective Purchaser”), (ii) the number of the Subject Securities proposed to be sold by the Initiating Stockholders, (iii) the per share consideration and the material terms and conditions upon which the proposed sale is to be made, and (iv) the number of the Subject Securities held by the applicable Initiating Stockholders to be included in such Tag Along Transfer, expressed as a percentage of their aggregate holdings (the “Tag Percentage”);

(vi)          Following receipt of a Tag Along Notice hereunder, the QIA Related Parties, in their sole discretion, will have ten (10) business days to exercise, by delivery of written notice to the Initiating Stockholders (the “Tag Election”), the right to sell to the Prospective Purchaser a number of shares of Class A Common Stock up to the product of the total number of Class A Common Stock held by the QIA Related Parties multiplied by the Tag Percentage set forth in the Tag Along Notice (for clarity, in such a joint sale by the AES Related Parties and the Siemens Related Parties where the number of the Subject Securities being included in such sale by one party is different from that of the other party, the QIA Related Parties may use the greater of the two individual Tag Percentages in calculating the number of its pro rata portion of the applicable Subject Securities) (any of the QIA Related Parties exercising such right, a “Tagging Stockholder” and any such shares of Class A Common Stock designated for sale by a Tagging Stockholder, collectively, the “Tag Along Securities”). For purposes of this Section 4(d), Subject Securities will be counted as follows: (A) each share of Class A Common Stock will be counted as one (1) Subject Security and (B) each share of Class B Common Stock and Common Unit together will be counted as one (1) Subject Security. Any such exercise of the Tag Along Rights by a Tagging Stockholder shall be irrevocable. If the QIA Related Parties have not delivered a Tag Election within such ten (10) business day period, the Initiating Stockholders shall have the right to freely Transfer to the Prospective Purchaser all, but not less than all, of the Subject Securities proposed to be sold as set forth in the Tag Along Notice for a period not to exceed one hundred and eighty (180) days following the end of such ten (10) day period, subject to extension to allow pending applicable governmental consents and approvals; provided, that such Transfer is otherwise on the same or substantially similar or less preferable (to the Initiating Stockholders) terms and conditions as those set forth in the Tag Along Notice. If, at the end of such one hundred and eighty (180) day period (as extended to permit pending governmental consents and approvals), the Initiating Stockholders have not completed the Tag Along Transfer in accordance with the terms and conditions of the Tag Along Notice, all the restrictions on a Transfer contained in this Section 4(d) with respect to the Subject Securities owned by the Initiating Stockholders shall again be in effect; and

(vii)         The Tag Along Securities will be included in the relevant Transfer on the same terms and subject to the same conditions set forth in the Tag Along Notice and applicable to the Subject Securities that the Initiating Stockholders are selling (except that governmental consents and approvals shall be obtained by each Tagging Stockholder as required under applicable law, even if different from those required from the Initiating Stockholders in connection with the Tag Along Transfer). Each Tagging Stockholder agrees that it will take such actions and execute such other agreements as the Initiating Stockholders may reasonably request in connection with the consummation of the Tag Along Transfer and the transactions contemplated thereby, including any purchase agreement, proxies, custody agreements, powers of attorney, written consents in lieu of meetings or waiver of appraisal rights.

(e)             Drag-Along Rights.

(i)          Notwithstanding the provisions of Section 4(d) above, in the event that AES and Siemens collectively Transfer (as defined in the LLC Agreement) to a Third Party one hundred percent (100%) of their respective Subject Securities (a “Drag-Along Transaction”) and (A) as a result of such Drag-Along Transaction, such Third Party acquires at least sixty percent (60%) (in the aggregate) of the issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (B) the purchase price set forth in the bona fide offer from the Third Party purchaser represents at least a thirty percent (30%) increase on the 30-day average trading price for the shares of Class A Common Stock (a “Drag Offer”), then AES and Siemens may, at their option, require the QIA Related Parties to sell one hundred percent (100%) of their shares of Class A Common Stock to the third party by giving written notice (the “Drag Notice”) to the QIA Related Parties not less than thirty (30) days prior to the date stated in the Drag Offer for consummation of the sale contemplated by the Drag Offer (the “Approved Sale”). The Drag Notice shall contain written notice of the exercise of AES and Siemens’ rights pursuant to this Section 4(e), and shall set forth the consideration to be paid by the third party and the other material terms and conditions of the Drag Offer.

(ii)          The purchase of shares of Class A Common Stock from the QIA Related Parties pursuant to this Section 4(e) shall be on substantially the same terms and conditions and for the same type of consideration payable to AES and Siemens.

(iii)          If AES and Siemens exercise their rights pursuant to this Section 4(e), the QIA Related Parties shall sell, exchange or otherwise dispose to such Third Party one hundred percent (100%) of their shares of Class A Common Stock.

(iv)          In connection with the consummation of any Approved Sale, QIA acknowledges and agrees that it shall:

a.	consent to and raise no objections against any such Approved Sale; and

b.	not exercise any rights of appraisal, dissenters’ rights or similar rights, all of which are hereby waived.

Section 5.                Covenants of the Corporation.

(a)            The Corporation agrees to take all Necessary Action to (i) cause the Board to be comprised of at least nine (9) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) cause the individuals designated for nomination in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) cause the individuals designated for nomination in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the New York Stock Exchange rules and (iv) to adhere to, implement and enforce the provisions set forth in Section 4.

(b)          The AES Related Parties, the Siemens Related Parties and the QIA Related Parties shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated for nomination in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform the AES Related Parties, Siemens Related Parties and/or the QIA Related Parties, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the AES Related Parties, Siemens Related Parties and/or the QIA Related Parties, as applicable (subject in each case to this Section 5(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action required by this Section 5 with respect to the election of such substitute designees to the Board.

(c)          In addition to any voting requirements contained in this Agreement or the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not, directly or indirectly, enter into or conduct business or operations or hold or acquire assets in its own name or otherwise other than through Fluence LLC and its Subsidiaries without the prior written approval of (i) AES for as long as the AES Related Parties Beneficially Own, directly or indirectly any of the issued and outstanding Common Units and (ii) Siemens for as long as the Siemens Related Parties Beneficially Own, directly or indirectly any of the issued and outstanding Common Units; provided, however, that nothing in this clause (c) shall be deemed to prohibit the Corporation from, and no consent of AES, Siemens or any other Person shall be required for the Corporation to engage in, (i) holding or using cash received by the Corporation as a result of the Corporation’s investment in Fluence LLC or (ii) re-investing cash into Fluence LLC (whether by way of intercompany loan, investment or otherwise).

(d)          Upon the request of either the AES Related Parties or the Siemens Related Parties that wish to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) transfer all (but not less than all) of the shares of Common Stock and/or Common Units held by it, including to a third party transferee, in a transfer not prohibited by the LLC Agreement, each of the Corporation and Fluence LLC agrees to cooperate with the AES Related Parties or the Siemens Related Parties, as the case may be, in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Corporation and Fluence LLC in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by either AES Related Parties or the Siemens Related Parties in connection therewith.

(e)          In the event that the Corporation effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Corporation shall cause any such NewCo to enter into a Stockholders agreement with the Stockholders that provides AES, Siemens and QIA with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 6.              Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a)          each of (i) the AES Related Parties, (ii) the Siemens Related Parties and (iii) the QIA Related Parties ceasing to own any shares of Class A Common Stock (including for these purposes any Underlying Class A Shares) or Class B Stock;

(b)          each of (i) the AES Related Parties, (ii) the Siemens Related Parties and (iii) the QIA Related Parties ceasing to have any Director designation rights under Section 1; and

(c)          the unanimous written consent of the parties hereto; provided, however, that notwithstanding any of the foregoing in this Section 6, the QIA Related Parties shall have the option to terminate, at their sole discretion and solely with respect to such QIA Related Parties, this Agreement and their rights and obligations hereunder if at any time (i)(A) the Board no longer has a QIA Director and (B) the QIA Related Parties beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares) or (ii) following a Transfer to a Third Party by the AES Related Parties or the Siemens Related Parties of its shares of Class A Common Stock and/or Common Units (in the case of Common Units, together with the applicable shares of Class B Stock) and the associated right to designate for nomination one or more Directors, the QIA Related Parties determine that they would not be able to vote (or cause to be voted) for any director candidate nominated by such Third Party.

For the avoidance of doubt, the rights and obligations (i) of the AES Related Parties under this Agreement shall terminate upon the AES Related Parties ceasing to own any shares of Class A Common Stock (including for these purposes the Underlying Class A Shares), or Class B Stock, (ii) of the Siemens Related Parties under this Agreement shall terminate upon the Siemens Related Parties ceasing to own any shares of Class A Common Stock (including for these purposes any Underlying Class A Shares) or Class B Stock, or (iii) of the QIA Related Parties under this Agreement shall terminate upon the QIA Related Parties ceasing to own any shares of Class A Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 6.

Section 7.              Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that for purposes of this Agreement, a Stockholder shall not be deemed to Beneficially Own any shares of Class A Common Stock (including any Underlying Class A Shares) in which such Stockholder does not have a direct or indirect pecuniary interest.

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Combined Voting Power” means the combined voting power of all classes and series of Voting Securities, according to each class’ or series’ respective votes per share, voting together as a single class.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“Permitted Transferees” has the meaning set forth in the Charter or, in relation to a Stockholder’s Common Units in Fluence LLC, in the LLC Agreement.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Pro Rata Percentage” means the percentage obtained by dividing (i) the aggregate number of Subject Securities being sold pursuant to Section 4(d), by (ii) the aggregate number of Subject Securities owned by the AES Related Parties and Siemens Related Parties immediately preceding the transactions contemplated by Section 4(d).

“Related Parties” means, collectively, the AES Related Parties, the Siemens Related Parties and the QIA Related Parties.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Stock Exchange” means the Nasdaq Global Market or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis (excluding, for clarity, Common Units held directly or indirectly by the Corporation).

“Voting Securities” means, at any time, outstanding shares of any class of Common Stock of the Corporation, which are then entitled to vote generally in the election of directors.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations (including rules of any Stock Exchange) shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8.              Information.

(a)          The Corporation shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation and each of its Subsidiaries in accordance with generally accepted accounting principles. The Corporation shall, and shall cause its Subsidiaries to, (i) permit the Stockholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Corporation, to review the books and records of the Corporation or any of such Subsidiaries and to discuss the affairs, finances and condition of the Corporation or any of such Subsidiaries with the officers of the Corporation or any such Subsidiary and (ii) unless and until a Stockholder notifies the Corporation in writing that it no longer desires to receive information under this clause (ii), provide such Stockholder all information of a type, at such times and in such manner as is consistent with the Corporation’s past practice or that is otherwise reasonably requested by such Stockholder from time to time (all such information so furnished pursuant to this Section 8(a), the “Information”). Subject to Section 8(c) any Stockholder (and any party receiving Information from a Stockholder) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, that the Corporation shall not be required to disclose any privileged Information of the Corporation so long as the Corporation has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholders without the loss of any such privilege.

(b)            The Corporation shall deliver or cause to be delivered to the Stockholders, at their request:

(i)          to the extent otherwise prepared by the Corporation, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Corporation and its Subsidiaries; and

(ii)          to the extent otherwise prepared by the Corporation, such other reports and information as may be reasonably requested by the Stockholders; provided, however, that the Corporation shall not be required to disclose any privileged information of the Corporation so long as the Corporation has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholders without the loss of any such privilege.

(c)            Each Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Stockholder and its designated representatives may disclose Confidential Information to the other Stockholders, to their respective Related Parties and to (a) its Affiliates and its Affiliates’ attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder’s investment in the Corporation, (b) any Person, including a prospective purchaser of Common Stock, as long as such Person has agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, officers, employees or agents in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), a Stockholder’s “designated representatives”) or (d) as the Corporation may otherwise consent in writing; provided, further, however, that each Stockholder agrees to be responsible for any breaches of this Section 8(c) by such Stockholder’s designated representatives.

(d)          Each party hereto acknowledges and agrees that the Related Parties may share any information concerning the Corporation and its Subsidiaries received by them from or on behalf of the Corporation or its designated representatives with each Stockholder and its designated representatives (subject to such Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 8(c)).

Section 9.              Choice of Law and Venue; Waiver of Right to Jury Trial.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)          IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 9(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.              Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)            If to AES Grid Stability, LLC, addressed as follows:

AES Grid Stability, LLC

4300 Wilson Boulevard

Suite 1100

Arlington, VA 22203

Attention: Paul Freedman, General Counsel of The AES Corporation

Email: paul.freedman @aes.com

with a copy (which copy shall not constitute notice) to:

AES Grid Stability, LLC

4300 Wilson Boulevard

Suite 1100

Arlington, VA 22203

Attention: Chris Shelton, Senior Vice President, Chief Product Officer and

President, AES Next

Email: chris.shelton@aes.com

(b)            If to Siemens Industry, Inc., addressed as follows:

Siemens Industry, Inc.

4800 North Point Parkway

Alpharetta, GA 30005, USA

Attention: Craig Langley

Email: Langley.craig@siemens.com

(c)             If to Qatar Holding LLC, addressed as follows:

Qatar Holding LLC

Ooredoo Tower (Building 14)

Al Dafna Street (Street 801)

Al Dafna (Zone 61)

Doha, Qatar

Email: notices.legal@qia.qa; notices_industrials@qia.qa

with a copy (which copy shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Paul Shim; Kimberly Spoerri

Facsimle: 212.225.3999

Email: pshim@cgsh.com; kspoerri@cgsh.com

(d)            If to the Corporation, addressed as follows:

Fluence Energy, Inc.

c/o Manuel Perez Dubuc, Chief Executive Officer

4601 N. Fairfax Drive, Suite 600

Arlington, VA 22203

Email: manuel.perez@fluenceenergy.com

with a copy (which copy shall not constitute notice) to:

Dennis Fehr, CFO

Email: dennis.fehr@fluenceenergy.com

and

Francis Fuselier, General Counsel and Secretary

Email: frank.fuselier@fluenceenergy.com

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 11.              Assignment.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of AES, Siemens and QIA is permitted to assign this Agreement to their respective Permitted Transferees, so long as such Permitted Transferee agrees to become a party to this Agreement; and provided further, that each of AES, Siemens and QIA is permitted, without the consent of the Corporation or any other Person, to assign its rights and obligations under this Agreement to a transferee of all (but not less than all) of its respective Common Stock and/or Common Units, as applicable, in a transfer not prohibited by the LLC Agreement, so long as such transferee, if not already a party to this Agreement, agrees to become party to, and be bound by all of the provisions of this Agreement as a “Stockholder” and an “AES Related Party,” “Siemens Related Party” or “QIA Related Party,” as applicable, whereupon such transferee shall be deemed a “Stockholder” and an “AES Related Party,” “Siemens Related Party” or “QIA Related Party,” as applicable, hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 12.              Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the parties hereto. For clarity, each Stockholder may without the consent of any other Person waive or terminate its respective rights to designate directors for nomination to the Board at any time by written notice to the Corporation. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 13.              Waiver.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 14.              Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 15.              Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 16.              Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 17.              Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 18.              No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 19.              Recapitalizations; Exchanges, Etc.The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such shares of capital stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 20.              Representations and Warranties.

(a)            Each of AES, Siemens, QIA and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b)            The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 21.              Interpretative Provisions.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

Section 22.              No Recourse.

This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FLUENCE ENERGY, INC.

By:	/s/ Manuel Perez Dubuc
Name:	Manuel Perez Dubuc
Title:	Chief Executive Officer

FLUENCE ENERGY, LLC

By: Fluence Energy, Inc., as managing member

By:	/s/ Manuel Perez Dubuc
Name:	Manuel Perez Dubuc
Title:	Chief Executive Officer

AES GRID STABILITY, LLC.

By:	/s/ Chris Shelton
Name:	Chris Shelton
Title:	Authorized Person

SIEMENS INDUSTRY, INC.

By:	/s/ Ruth Gratzke
Name:	Ruth Gratzke
Title:	Chief Executive Officer

By:	/s/ Marsha Smith
Name:	Marsha Smith
Title:	Chief Financial Officer

QATAR HOLDING LLC

By:
its

By:	/s/ Mansoor Bin Ebrahim Al Mahmoud
Name:	Mansoor Bin Ebrahim Al Mahmoud
Title:	Chairman and Chief Executive Offficer

[Signature Page to Stockholders Agreement]